Exhibit 5.1

MACDONALD & COMPANY

Lawyers

Grant Macdonald, Q.C. Gareth C. Howells	Suite 200, Financial Plaza 204 Lambert Street Whitehorse, YT Y1A 3T2 Telephone: (867) 667-7885 Fax: (867) 667-7600 Email: ghowells@anton.yk.ca

November 21, 2014

Gentlemen:

We have acted as counsel to Viveve Medical, Inc., a Yukon Territory corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on November 21, 2014 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1 (the “Registration Statement”) relating to the registration of an aggregate of 12,347,121 shares of common stock of the Company, no par value (“Common Stock”) that may be offered for sale from time to time by the selling stockholders named therein (the “Selling Stockholders”) consisting of (i) 10,450,578 shares of Common Stock that have been issued to the Selling Stockholders (the “Outstanding Shares”); (ii) 956,354 shares of common stock (the “Issuable Shares”) issuable to certain Selling Stockholder in accordance with those certain Rights to Shares Agreements, dated as of September 23, 2014 by and between the Company and each of G-Ten Partners LLC and GCP IV LLC (the “Rights to Shares Agreements”) and (iii) 940,189 shares of Common Stock that are issuable upon exercise of the warrants (the “Warrants”) that were issued to certain Selling Stockholders (the “Warrant Shares” and together with the Outstanding Shares and the Issuable Shares, the “Shares”). This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As your counsel in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities.  We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder.

We have assumed that the Outstanding Shares and the Warrants were issued, and the Issuable Shares will be issued, to the Selling Shareholders in accordance with the terms of the private placement of securities by the Company on September 23, 2014 and related transactions.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that:

1.	The Outstanding Shares are validly issued, fully paid and non-assessable.

2.

The Issuable Shares when issued in accordance with the terms of the Rights to Shares Agreements and the Warrant Shares, when issued upon exercise of the warrants in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

This opinion is given as of the date hereof and we have no obligation to update this opinion to take into account any change in applicable law or facts that may occur after the date hereof.

The opinions expressed herein are limited to the laws of the Yukon Territory and we express no opinion as to the laws of any other jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.  This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Yours very truly,

MACDONALD & COMPANY

/s/ Gareth C. Howells

Gareth C. Howells

GCH/mls